As filed with the Securities and Exchange Commission on February 19, 1997

                                                  Registration No. 333-
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               Xerox Corporation
             (Exact name of registrant as specified in its charter)

            New York                                   16-0468020
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

     P.O. Box 1600, 800 Long Ridge Road, Stamford, Connecticut  06904-1600
              (Address of Principal Executive Offices)          (Zip Code)

              Xerox Corporation Profit Sharing and Savings Plan
                           (Full title of the plan)

                              Martin S. Wagner
                            Assistant Secretary
                              Xerox Corporation
                                P.O. Box 1600
                         Stamford, Connecticut 06904
                   (Name and address of agent for service)

                               (203) 968-3000
        (Telephone number, including area code, of agent for service)
                               ---------------

                       CALCULATION OF REGISTRATION FEE

============================================================================
                                Proposed     Proposed
Title of                        maximum      maximum
securities                      offering     aggregate     Amount of
to be         Amount to be      price        offering      registration
registered    registered(1)     per share(2) price(2)      fee
----------------------------------------------------------------------------

Common Stock, 6,874,636 shares  $55.38       $380,717,342  $115,369
$1 par value
============================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Xerox Corporation Profit Sharing and Savings Plan (the "Plan").

(2) Estimated using the average of the high and low prices for Xerox Corporation Common Stock on the New York Stock Exchange on February 11, 1997 solely for purposes of determining the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act.

        PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Each of Xerox Corporation ("Xerox" or the "Company") and the Plan hereby incorporates by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") (File No. 1-4471):

     (a) Xerox' Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) The Plan's Annual Report on Form 11-K for the fiscal year ended November 30, 1995;

     (c) Xerox' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (d) Xerox' Current Reports on Form 8-K dated January 18, 1996, January 24, 1996, September 11, 1996, October 31, 1996 and January 22, 1997;

     (e) The description of Xerox' Shareholders Rights Plan and the Rights Agreement dated as of April 6, 1987, as amended and restated as of February 6, 1989, between Xerox and The Chase Manhattan Bank, N.A., as successor to Chase Lincoln First Bank, N.A. (as amended and restated, the "Rights Agreement"), which are contained in or filed as an exhibit to Xerox' Registration Statement on Form 8-A, as amended by Amendment No. 1 on Form 8 and Amendment No. 2 on Form 8-A, filed with the Commission on April 6, 1987, February 6, 1989 and June 4, 1996, respectively, relating to the Rights to Purchase Series A Cumulative Preferred Stock of Xerox (the "Preferred Stock Purchase Rights"); and

     (f) The description of Xerox Common Stock contained in Xerox' Registration Statement on Form 8-A, as amended by Amendment No. 1 on Form 8 and Amendment No. 2 on Form 8-A, filed with the Commission on February 23, 1990, March 8, 1990 and June 4, 1996, respectively, relating to Xerox Common Stock and Preferred Stock Purchase Rights.

     All documents filed by Xerox and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock offered pursuant to this registration statement has been passed upon for the Company by Martin S. Wagner, Esq., Associate General Counsel, Corporate, Finance and Ventures of Xerox.

Item 6.  Indemnification of Directors and Officers.

     Article VIII, Section 2 of Xerox' By-Laws states:

          "Indemnification of Directors and Officers:   Except to the extent
     expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law."

     Reference is made to Sections 721 through 726 of the Business Corporation Law of the State of New York.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a list of exhibits filed as part of this registration statement:

Exhibit No.  Description
-----------  -----------

 (5)(a)      Opinion of Martin S. Wagner, Esq.
    (b) The registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.
(23)(a)      Consent of Independent Auditors.
    (b)      Consent of Martin S. Wagner, Esq. (see Exhibit 5(a)).
(24)(a)      Certified Resolution.
    (b)      Power of Attorney.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 19th day of February, 1997.

                                       XEROX CORPORATION (Registrant)

                                       By: /s/ PAUL A. ALLAIRE*
                                           --------------------------
                                           Paul A. Allaire
                                           Chairman of the Board and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 19, 1997.

        (Signature)             (Title)

Principal Executive Officer:
PAUL A. ALLAIRE*                Chairman of the Board, Board, Chief
                                Executive Officer and Director

Principal Financial Officer:
BARRY D. ROMERIL*               Executive Vice President and
                                Chief Financial Officer

Principal Accounting Officer:
PHILIP D. FISHBACH*             Vice President and Controller

Directors:
B. R. INMAN              )
ANTONIA AX:SON JOHNSON   )
RALPH S. LARSEN          )
JOHN D. MACOMBER         ) *
N. J. NICHOLAS, JR.      )
JOHN E. PEPPER           )
MARTHA R. SEGER          )
THOMAS C. THEOBALD       )

*By: /s/ MARTIN S. WAGNER
     ---------------------
     Martin S. Wagner
     Attorney-in-Fact


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 19th day of February, 1997.

                                       XEROX CORPORATION PROFIT SHARING
                                       AND SAVINGS PLAN (Plan)

                                       By: /s/ PATRICIA M. NAZEMETZ
                                           --------------------------
                                           Patricia M. Nazemetz
                                           Plan Administrator